Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3D No. 333-166858 and Form S-8 No. 333-142448) of Piedmont Office Realty Trust, Inc. and in the related Prospectuses of our reports dated February 28, 2012, with respect to the consolidated financial statements and schedule of Piedmont Office Realty Trust, Inc., and the effectiveness of internal control over financial reporting of Piedmont Office Realty Trust Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

Atlanta, Georgia
February 28, 2012